                                                                       EXHIBIT 4








                   HBO & COMPANY OMNIBUS STOCK INCENTIVE PLAN











                              Page 11 of 23 Pages


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                                  HBO & COMPANY
                          OMNIBUS STOCK INCENTIVE PLAN


     1. Purpose. The purpose of the HBO & Company Omnibus Stock Incentive Plan (the "Plan") is to attract and retain employees and directors for HBO & Company (the "Company") and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

     2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

"AWARD" means any Stock Appreciation Right, Deferred Shares, Option, Performance Shares and Restricted Shares.

"BASE PRICE" means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

"BOARD" means the Board of Directors of the Company.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMITTEE" means the committee described in Section 4 of this Plan.

"COMPANY" means HBO & Company, a Delaware corporation, or any successor corporation.

"DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

"DEFERRED SHARES" means an Award pursuant to Section 8 of this Plan of the right to receive Shares at the end of a specified Deferral Period.

"EMPLOYEE" means any person, including an officer, employed by the Company or a Subsidiary.

"FAIR MARKET VALUE" means the fair market value of the Shares as determined by the Committee from time to time.

"FREESTANDING STOCK APPRECIATION RIGHT" means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is not granted in tandem with an Option or similar right.

"GRANT DATE" means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

"INCENTIVE STOCK OPTIONS" means any Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

"NONEMPLOYEE DIRECTOR" means a member of the Board who is not an Employee.

"NONQUALIFIED STOCK OPTION" means an Option that is not intended to qualify as an Incentive Stock Option.

"OPTION" means any option to purchase Common Shares granted under Section 5 of this Plan.

"OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option.

"OPTION PRICE" means the purchase price payable upon the exercise of an Option.


                              Page 12 of 23 Pages


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"PARTICIPANT" means an Employee or Nonemployee Director who is selected by the
Committee to receive benefits under this Plan, provided that Nonemployee Directors shall not be eligible to receive grants of Incentive Stock Options.

"PERFORMANCE OBJECTIVES" means the achievement or performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or, when so determined by the Committee, Deferred Shares or Restricted Shares. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Any Performance Objectives applicable to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be limited to specified levels of or increases in the Company's or Subsidiary's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, or increase in the Fair Market Value of the Shares. Except in the case of such an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

"PERFORMANCE PERIOD" means a period of time established under Section 9 of this Plan within which the Performance Objectives relating to Performance Shares, Deferred Shares or Restricted Shares are to be achieved.

"PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9 of this Plan.

"PREDECESSOR PLANS" means the HBO & Company 1990 Executive Incentive Plan and the HBO & Company 1993 Stock Option Plan for Nonemployee Directors.

"RESTRICTED SHARES" mean Shares granted under Section 7 of this Plan subject to a substantial risk of forfeiture.

"RULE 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

"SHARES" means shares of the common stock of the Company, $.05 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

"SPREAD" means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

"STOCK APPRECIATION RIGHT" means a right granted under Section 6 of this Plan, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

"SUBSIDIARY" means a corporation or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest (representing the right generally to make decisions for such other entity) is, now or hereafter owned or controlled directly or indirectly by the Company, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which


                              Page 13 of 23 Pages


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the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

"TANDEM STOCK APPRECIATION RIGHT" means a Stock Appreciation Right granted pursuant to Section 6 of this Plan that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

     3.   Shares Available Under the Plan.

     (a) Subject to adjustment as provided in Section 11 of this Plan, the number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, or (iii) issued or transferred in payment of Deferred Shares or Performance Shares, shall not in the aggregate exceed (x) 2,375,000 Shares not previously authorized for issuance under any plan of the Company, plus (y) 1,049,921 Shares available for award under the Predecessor Plans that were not the subject of outstanding awards under the Predecessor Plans as of March 12, 1997, plus (z) the number of Shares subject to awards under the Predecessor Plans as of March 12, 1997 (a maximum of 5,374,474 Shares) but only to the extent that such awards are forfeited or cancelled after March 12, 1997 without such Shares being issued or, in the case of Shares issued subject to a risk of forfeiture, such Shares are forfeited. In no event shall the number of Shares available under the Plan exceed 8,799,395 Shares or be less than 3,424,921 Shares. Such Shares may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.

     (b) Upon the payment of any Option Price by the transfer to the Company of Shares or upon satisfaction of tax withholding obligations under the Plan by the transfer or relinquishment of Shares, there shall be deemed to have been issued or transferred only the number of Shares actually issued or transferred by the Company, less the number of Shares so transferred or relinquished. In any event, the number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options may not exceed 3,424,921, subject to adjustment as provided in Section 11 of the Plan. Upon the payment in cash of a benefit provided by any Award under the Plan, any Shares that were subject to such Award shall again be available for issuance or transfer under the Plan.

     (c) No participant may receive Awards during any two consecutive calendar-year period representing more than 1,000,000 Shares.

     4.   Administration of the Plan.

     (a) This Plan shall be administered by one or more committees appointed by the Board. Any grants of Awards to officers who are subject to Section 16 of the Securities Exchange Act of 1934 shall be made by a Committee composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3. Any grant of an Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code shall be made by a Committee composed of not less than two members of the Board, each of whom shall be an "outside director" within the meaning of the regulations under Section 162(m). For purposes of grants of Awards to Nonemployee Directors, the Board shall serve as the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement or document evidencing the grant of any Award and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

     5. Options. The Committee may from time to time authorize grants to Participants of options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:


                              Page 14 of 23 Pages


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     (a)  Each grant shall specify the number of Shares to which it pertains.

     (b) Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date.

     (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares that have been owned by the Optionee for at least six months and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5(d) below, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

     (d) On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

     (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

     (f) On or after the Grant Date of any Option, the Committee may provide for the automatic grant to the Optionee of a "reload" Option in the event the Optionee surrenders Shares in satisfaction of the Option Price upon the exercise of an Option as authorized under Sections 5(c) and (d) above. Each reload Option shall pertain to a number of Shares equal to the number of Shares utilized by the Optionee to exercise the original Option. Each reload Option shall have an exercise price equal to Fair Market Value on the date it is granted and shall expire on the stated exercise date of the original Option.

     (g) Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

     (h) Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

     (i) No Option granted under this Plan may be exercised more than 10 years from the Grant Date.

     (j) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and containing such terms and provisions as the Committee may determine consistent with this Plan.


                              Page 15 of 23 Pages


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     6.   Stock Appreciation Rights.  The Committee may also authorize grants to
Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash.

     (b) Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

     (c) Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

     (d) Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

     (e) On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis.

     (f) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

     (g) Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive; and (ii) by surrender of the related Option (or such other right) for cancellation.

     (h)  Regarding Freestanding Stock Appreciation Rights only:

          (i) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

          (ii) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised;

          (iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event; and


                              Page 16 of 23 Pages


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          (iv)   No Freestanding Stock Appreciation Right granted under this
     Plan may be exercised more than 10 years from the Grant Date.

     7. Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

     (b) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

     (c) Each grant shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of
Section 83 of the Code for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

     (d) Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation rights of repurchase or first refusal by the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

     (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares.

     (f) Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

     (g) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

     8. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

     (b) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.


                              Page 17 of 23 Pages


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     (c)  Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

     (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis.

     (e) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 of this Plan regarding Performance Shares.

     (f) Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

     9. Performance Shares. The Committee may also authorize grants of Performance Shares, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant shall specify the number of performance Shares to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

     (b) The Performance Period with respect to each Performance Share shall commence on the Grant Date and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

     (c) Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

     (d) Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

     (e) Each grant shall specify the time and manner of payment of Performance Shares that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

     (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date.

     (g) Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis.

     (h) If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.


                              Page 18 of 23 Pages


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     (i)  Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant, which shall state that the Performance Shares are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

     10.  Transferability.

     (a) Except as provided in Section 10(b), no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law.

     (b) The Committee may expressly provide in a Nonqualified Stock Option agreement (or an amendment to such an agreement) that a Participant may transfer such Nonqualified Stock Option to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of any such Nonqualified Stock Option shall be prohibited except in accordance with this Section 10(b). All terms and conditions of any such Nonqualified Stock Option, including provisions relating to the termination of the Participant's employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10(b).

     (c) Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions upon transfer.

     11. Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered by any Award, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the number of Shares specified in Section 3 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

     12. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

     13. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for


                              Page 19 of 23 Pages
payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

     14. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10(c) of this Plan, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award under this Plan.

     15. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

     16.  Amendments and Other Matters.

     (a) This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3 of this Plan, other than to reflect an adjustment made in accordance with
Section 11, without the further approval of the stockholders of the Company.

     (b) With the concurrence of the affected Participant, the Committee may cancel any agreement evidencing Options or any other Award granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Options or other Awards hereunder, which may or may not cover the same number of Shares that had been the subject of the prior Award, in such manner, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Plan had the canceled Options or other Award not been granted.

     (c) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

     (d) To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

     17. Effective Date and Stockholder Approval. This Plan shall become effective upon its approval by the Board, subject to approval by the stockholders of the Company at the next annual meeting of stockholders. The Committee may grant Awards subject to the condition that this Plan shall have been approved by the stockholders of the Company.


                              Page 20 of 23 Pages

     18. Termination. This Plan shall terminate on March 31, 2007, and no Award shall be granted after that date.

     19. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with (i) the Delaware General Corporation Law, and (ii) to the extent applicable, other laws (including those governing contracts) of the State of Georgia.


                              Page 21 of 23 Pages